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Exhibit 23.5
                                                              February 18, 2003



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


     This is to confirm that the client-auditor relationship between Acto USA (formerly Micropower Generation, Inc.) and Rotenberg & Co., LLP has ceased. We have read and agree with the disclosures in the Experts Section of the Company's SB-2/A Registration Statement.

                                                 Sincerely,


                                                 /s/ Rotenberg & Co., LLP

                                                 Rotenberg & Co., LLP

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